Exhibit 10.1

                         SEVERANCE AND RELEASE AGREEMENT
                         -------------------------------

         This  Severance and Release  Agreement (the  "Agreement"),  dated as of this 1st day of July 2000, by and between William F. Crabtree  ("Employee")  and

OPEN PLAN SYSTEMS, INC., a Virginia corporation ("the Company"), provides:


         1. Termination of Employment; Severance Benefits
            ---------------------------------------------

         Employee's employment shall terminate on July 1, 2000. In consideration of Employee's acceptance of this Agreement, the Company will pay Employee the following benefits:

         The Company agrees to pay Employee a gross sum equivalent to six (6)

months salary continuation at Employee's last regular rate of pay. This sum shall be paid to Employee in thirteen (13) equal installments corresponding to the Company's normal payroll dates beginning the Effective Date noted below. The

Company will also reimburse Employee for any group health insurance premiums paid by Employee pursuant to Consolidated Omnibus Budget Reconciliation Act of

1986 ("COBRA") for coverage through the six (6) months following the termination of the Employee's employment.

         Employee understands that prior to payment of the salary continuation,

the Company will deduct from the gross sum all federal withholding taxes and other payroll deductions the Company is required to make from wage payments to employees. Employee further understands that this amount, and the indemnification entitlement pursuant to Paragraph 9, are all the Employee is entitled to receive from the Company except for payments for any accrued but unused vacation days and pension or other retirement benefits, if any, to which the Employee may be entitled under the Company's standard retirement program.


         1. No Obligation to Make Payment under Normal Policies
            ---------------------------------------------------

         Employee agrees that this payment is more than the Company is required to pay under it's normal policies and procedures.


         2. Complete Release
            ----------------

         Employee agrees to release the Company and any other related companies,

and the employees, officers, agents and directors of any of them from all claims or demands Employee may have based on Employee's employment with the Company or the termination of that employment. This includes but is not limited to a release of any rights or claims Employee may have under Title VII of the Civil

Rights Act of 1964, which prohibits discrimination in employment based on race,

color, national origin, religion or sex; the Age Discrimination in Employment

Act of 1967, which prohibits discrimination in employment based on age, the

Equal Pay Act, which prohibits paying men and women unequal pay for equal work;

the Americans with Disabilities Act, which prohibits discrimination against otherwise qualified disabled individuals, or any other federal, state or local laws or regulations prohibiting employment discrimination. This also includes but is not limited to a release by Employee of any claims for wrongful discharge or breach of contract. This release covers both claims that Employee knows about and those the Employee may not know about. This release does not include,

however, a release of Employee's right, if any, to payment from ERISA benefits under the Company's standard retirement program, and the right to continuation in Company medical plans as provided by COBRA.


         3. No Future Lawsuits
            ------------------

         Employee promises never to file a lawsuit asserting any claims that are released in paragraph 3 above.


        4. Disclaimer of Liability
            -----------------------

         This agreement and the payments and performances hereunder are made solely to assist Employee in making the transition from employment with the

Company, and are not and shall not be construed to be an admission of liability,

an admission of the truth of any fact, or a declaration against interest on the part of the Company.


         5. Confidential Information
            ------------------------

         Employee shall not use or divulge, publish or disclose to any person or organization, any confidential or sensitive information obtained by Employee during the
course of Employee's employment. Such information expressly includes, but is not limited to, this Agreement itself, and non-public and proprietary information concerning the Company's formulas, designs, methods of business, trade secrets,

technology, business operations, business records, customer lists and other customer information. Employee further agrees to return immediately to the

Company all of the Company's property, including but not limited to all cellular phones, computer equipment, keys, credit cards, records, files, and other documentation of whatever nature relating to the Company's business or to the business of any of the Company's customers.


         6. Claim for Reinstatement
            -----------------------

         Employee agrees to waive and abandon any claim to reinstatement with the Company.


         7. Statements Regarding Company
            ----------------------------

         Employee agrees not to make any derogatory statement with regard to the performance, character, or reputation of the Company, its personnel and any and all related companies, or assert that any current or former employee, agent,

director or officer of same has acted improperly or unlawfully with respect to

Employee regarding employment. The Company agrees, that upon the Employee's request, the Company will promptly provide a neutral performance reference to prospective employers.


         8. Indemnification
            ---------------

         The Company hereby confirms that notwithstanding Employee's status as a former employee, for acts on behalf of the Company occurring during Employee's tenure as an employee and officer of the Company, Employee will be entitled to indemnity and advances for expenses afforded employees and officers under the

Company's Articles of Incorporation to the fullest extent permitted under applicable law.


         9. Period for Review and Consideration of Agreement
            ------------------------------------------------

         Employee understands that the Employee has been given a period of twenty-one (21) days to review and consider this Agreement before signing it.

Employee further
understands that Employee may use as much of this twenty-one (21) day period as

Employee wishes prior to signing. The twenty-one (21) day period shall commence upon receipt by Employee of this Agreement.


         10. Employee's Right to Revoke Agreement
             ------------------------------------

         Employee may revoke this Agreement with seven (7) days of Employee's signing it. Revocation may be made by delivering a written notice of revocation to the Company at 4299 Carolina Avenue, Building C, Richmond, Virginia 23222;

Attn: Neil F. Suffa, Chief Financial Officer. For this revocation to be effective, written notice must be received by the Company no later than the close of business on the seventh day after the Employee signs this agreement. If

Employee revokes this agreement, it shall not be effective or enforceable and

Employee will not receive the benefits described in Paragraph 1 of the

Agreement. In no event shall this Agreement be effective or enforceable until after the period during which Employee may revoke it (the "Revocation Period");

therefore, the eighth day following the date on which Employee signs this

Agreement shall be the "Effective Date" of this Agreement, unless Employee has revoked the Agreement during the Revocation Period, in which case it shall not be effective of enforceable.


         11. Encouragement to Consult with Attorney
             --------------------------------------

         Employee has been encouraged to consult with an attorney before signing this Agreement, and understands that whether or not to do so is Employee's own decision.


         12. Acknowledgement
             ---------------

         Employee acknowledges that they have signed this Agreement freely and voluntarily without duress of any kind.


         13. Entire Agreement
             ----------------

         This Agreement constitutes the entire Agreement between Employee and the Company related to severance of employment. The Company has made no promises to Employee other than set forth herein.

         14. Successorship
             -------------

         It is the intention of the parties that the provisions hereof be binding upon the parties, their employees, affiliates, agents, heirs, successors and assigns forever.


         15. Governing Law
             -------------

         This Agreement shall be governed by the laws of Commonwealth of

Virginia.


EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND IS

VOLUNTARILY ENTERING INTO IT. PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS

A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.



       7/5/00                                /s/ William F. Crabtree
----------------------                       -----------------------------------
Date                                         William F. Crabtree

                                             OPEN PLAN SYSTEMS, INC.


       7/5/00                                By: /s/ John L. Hobey
----------------------                           -------------------------------
Date                                             John L. Hobey
                                                 CEO